SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                                 August 6, 1998
                Date of Report (Date of earliest event reported)


                             PERIPHONICS CORPORATION
             (Exact name of Registrant as specified in its charter)


    Delaware                        0-25592                       11-2699509
(State or other jurisdiction  (Commission File Number)          (IRS Employer
  of incorporation)                                      Identification Number)



                         4000 Veterans Memorial Highway
                                Bohemia, NY 11716


                                 (516) 468-9000
              (Registrant's telephone number, including area code)


                                Page 1 of 4 Pages
                         Exhibit Index Appears at Page 2


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     Item 5. Other Events

     Periphonics Corporation (the "Company"), announced today, August 6, 1998 that its board of directors has authorized the repurchase of up to 1.3 million shares of the Company's common stock (the "Common Stock"). The Company plans to repurchase the stock in the open market. The timing of repurchases and number of shares actually repurchased will depend on a variety of factors, such as price and other market considerations. The Company currently has approximately 13.8 million shares outstanding.

     Reference is made to the Company's related press release attached hereto as
Exhibit 99.01 and incorporated by reference herein (including, without limitation, the information set forth in the cautionary statement contained in the final paragraph of the press release).


     Item 7. Financial Statements, Pro Forma Financial Statements and Exhibits

     (c) Exhibits:

     99.01 Press Release dated August 6, 1998.




                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           PERIPHONICS CORPORATION


                                    By:   /s/Peter J. Cohen
                                          ------------------------------
                                  Name:   Peter J. Cohen
                                  Title:  President and Chief Executive Officer


Date:  August 6, 1998